CYBERSHOP INTERNATIONAL, INC.

SECURED PROMISSORY NOTE (THE "NOTE")

$500,000.00 (U.S.)                                                March 19, 1998



     FOR VALUE RECEIVED, the undersigned, Cybershop International, Inc., a Delaware corporation ("Promissor"), hereby promises to pay to Trustees of General Electric Pension Trust or its assigns ("Promissee"), the principal sum of FIVE HUNDRED THOUSAND U.S. DOLLARS ($500,000.00) on the Maturity Date (as defined below), with interest (computed on the basis of a 360 day year of twelve 30 day months) on the unpaid balance thereof at FIFTEEN PERCENT (15.00%) per annum, compounded semi-annually, commencing on the date hereof and continuing until the amounts owing hereunder are paid in full.

       The Maturity Date of this Note shall be the first to occur of the following:

       (a) Any initial public offering of any class of equity of the Promissor;

       (b) Any raising of additional equity or debt capital by the Promissor;

       (c) March 31, 1999.

     Interest on the principal shall be due and payable semiannually, with the first payment on September 19, 1998. The principal shall be due and payable in full on the Maturity Date. Payments of principal of and interest on this Note shall be made in immediately available funds in lawful money of the United States of America.

     The obligations of Promissor under this Note are secured as set forth in the Pledge Agreement dated the date hereof between Promissee and Jeffrey S. Tauber, stockholder of the Promissor, a copy of which is attached hereto and incorporated herein as Exhibit A (the "Pledge Agreement").

     This Note may be prepaid in whole or in part at anytime and from time to time, without premium or penalty, on ten (10) calendar days prior written notice from Promissor to Promissee. All prepayments made on this Note shall be applied first to the payment of all unpaid interest accrued on this Note and then to the outstanding and unpaid principal amount of this Note as of the date of such payment.

     If Promissor shall fail to make payment in full of any amount of interest or principal hereunder when due and payable, then, without limiting Promissee's rights and remedies with respect to such failure, Promissor shall pay default interest on any overdue interest or principal payment at a rate equal to SEVENTEEN PERCENT (17.00%) per annum accruing from the date of failure to make payment until the date payment is made.

     If an Event of Default (as defined in the Pledge Agreement) shall occur, the unpaid balance of the principal and interest of this Note shall automatically and immediately become due and payable, without the need to give notice to any person. In addition, the Promissee shall have such rights and remedies as provided in the Pledge Agreement.

     Promissor may not assign this Note without the prior written consent of Promissee, which may be granted or withheld for any reason or no reason.
Promissee may assign this Note upon notice to Promissor. Subject to this paragraph, this Note shall be binding upon and inure to the benefit of Promissor, Promissee and their respective successors, heirs, legal representatives and permitted assigns.

     All parties to this Note, whether maker, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

   This Note shall be governed by and in accordance with the laws of the State of New York.

                                     THIS NOTE IS SUBJECT TO CERTAIN PROVISIONS
                                     OF THE PLEDGE AGREEMENT.

                                     CYBERSHOP INTERNATIONAL, INC.

                                     By: /s/ Jeffrey Tauber

                                         --------------------------------------

                                         Name: Jeffrey Tauber
                                         Title: Chairman